Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cyberonics, Inc.

     We consent to the use of our report dated May 24, 2004 with respect to the consolidated balance sheets of Cyberonics, Inc. as of April 30, 2004 and April 25, 2003 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the 53 weeks ended April 30, 2004 and the 52 weeks ended April 25, 2003 and April 26, 2002, incorporated herein by reference.

Houston, Texas
May 26, 2005

/s/ KPMG LLP